UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 12, 2008
Date of Report (Date of earliest event reported)
NEWBRIDGE BANCORP
(Exact Name of Registrant as Specified in Charter)

North Carolina State or Other Jurisdiction of Incorporation)	000-11448 (Commission File Number)	56-1348147 (IRS Employer Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (336) 369-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Item 1.01.	Entry into a Material Definitive Agreement.	3
Item 3.02.	Unregistered Sales of Equity Securities.	4
Item 3.03.	Material Modification to Rights of Security Holders.	4
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.	4
Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.	4
Item 8.01	Other Events.	4
Item 9.01	Financial Statements and Exhibits	5
SIGNATURE
EX-4.1
EX-4.2
EX-4.3
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On December 12, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, NewBridge Bancorp (“NewBridge”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which NewBridge sold (i) 52,372 shares of NewBridge’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 2,567,255 shares of NewBridge’s common stock, par value $5.00 per share (the “Common Stock”), for an aggregate purchase price of $52,372,000 in cash. The description of the Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.
The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of NewBridge. The form of the certificate for the Series A Preferred Stock is attached as Exhibit 4.2 hereto and is incorporated herein by reference. The Series A Preferred Stock may be redeemed by NewBridge after three years at its liquidation preference plus accrued and unpaid dividends. Prior to December 12, 2011, the Series A Preferred Stock may be redeemed by NewBridge only with proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment described in Item 5.03 and attached as Exhibit 4.1 hereto and incorporated by reference herein). The description of the Series A Preferred Stock contained herein is a summary and is qualified in its entirely by reference to the Articles of Amendment.
The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $3.06 per share of the Common Stock. If NewBridge receives aggregate gross cash proceeds of not less than $52,372,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the Warrant attached as Exhibit 4.3 hereto, which is incorporated herein by reference.
The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, NewBridge has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. NewBridge has agreed that, upon the request of the Treasury, at any time, it will register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.
As part of the sale of Series A Preferred Stock by NewBridge to the Treasury, NewBridge agreed, so long as Treasury continues to hold debt or equity in NewBridge, to take all necessary actions to ensure that NewBridge’s compensation arrangements and benefits plans with respect to “senior executive officers” comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 and any related rules and regulations promulgated thereunder. The senior executive officers executed waivers waiving any claim against Treasury or NewBridge for any changes in their compensation or benefits required to comply with Treasury regulations. The senior executive officers — Pressley A. Ridgill, Michael Shelton, David P. Barksdale, William W. Budd, Jr., and Robin S. Hager — also entered into agreements with NewBridge amending their respective employment agreements to the extent necessary to comply with the Treasury regulations (the “Employment Agreement Amendments”). The description of the Employment Agreement Amendments contained herein is a summary and is qualified in its entirety by reference to the form of Employment Agreement Amendment attached hereto as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
Upon issuance of the Series A Preferred Stock on December 12, 2008, the ability of NewBridge to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its “Junior Stock” and “Parity Stock” (as such terms are defined in the Purchase Agreement) became subject to restrictions, including a restriction against NewBridge increasing dividends payable on its Common Stock from the last quarterly cash dividend per share ($0.05) declared on the Common Stock prior to October 14, 2008. The redemption, purchase or other acquisition of any trust preferred securities issued by NewBridge or its affiliates is also restricted. These restrictions will terminate on the earlier of (a) December 12, 2011, and (b) the date on which the Series A Preferred Stock has been redeemed in whole or the Treasury has transferred all of the Series A Preferred Stock to third parties.
In addition, pursuant to NewBridge’s Articles of Amendment, filed with the North Carolina Department of the Secretary of State on December 12, 2008, the ability of NewBridge to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock are subject to restrictions in the event that NewBridge fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.
The above description is a summary and is qualified in its entirety by reference to the Articles of Amendment and the Purchase Agreement, which are attached hereto as Exhibits 4.1 and 10.1 respectively, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02. A copy of the Form of Employment Agreement Amendment entered into by NewBridge’s “senior executive officers” is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 12, 2008, NewBridge filed Articles of Amendment with the North Carolina Department of the Secretary of State, amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Articles of Amendment are attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 8.01 Other Events
On December 15, 2008, NewBridge issued a press release, announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is included with this report:

Exhibit
No.	Exhibit Description

4.1	Articles of Amendment of NewBridge Bancorp, filed with the North Carolina Department of the Secretary of State on December 12, 2008.

4.2	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

4.3	Warrant for Purchase of Shares of Common Stock issued by NewBridge Bancorp to the United States Department of the Treasury on December 12, 2008.

10.1	Letter Agreement, dated December 12, 2008, between NewBridge Bancorp and the United States Department of the Treasury, with respect to the issuance and sale of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A and the Warrant.

10.2	Form of Employment Agreement Amendment, dated December 12, 2008 among NewBridge Bancorp, NewBridge Bank and the senior executive officers of NewBridge Bancorp.

99.1	Press Release dated December 15, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP
Dated: December 15, 2008	By:	/s/ Pressley A. Ridgill
Pressley A. Ridgill,
President and Chief Executive Officer

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